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                                                                    EXHIBIT 10.2

                                                                         LGL.122
                                                                         9-12-96
                               SERVICES AGREEMENT
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     This agreement ("Agreement"), made and entered into as of the fifth day of
December, 1996, by and between VHA Inc., a Delaware corporation ("VHA"), and Transcend Services, Inc., a Delaware corporation ("Vendor"),

                            PRELIMINARY STATEMENTS:

     A. VHA is, among other things, in the business of providing purchasing opportunities with respect to high quality products and services to certain health care providers who have appointed VHA as their agent ("VHA Members and Affiliates") or have appointed HealthCare Purchasing Partners, Inc., as their agent ("HPPI Members"), a current list of which has been provided to Vendor by VHA;

     B. Vendor is, among other things, the provider of the services listed on Exhibit A ("Services"); and

     C. Vendor and VHA desire to make the Services available for purchase by VHA Members and Affiliates and HPPI Members from Vendor pursuant to this Agreement;

     In consideration of the premises, the representations and warranties of the parties, and other good and valuable consideration, the adequacy, receipt and sufficiency of which are acknowledged, the parties agree, subject to the conditions, terms and provisions of this Agreement, as follows:

     Section 1.  Offer, Sale and Prices.  During the term and for the duration
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of this Agreement, Vendor agrees to offer to sell and to sell the Services to
VHA Members and Affiliates or HPPI Members within the terms provided on Exhibit
A.

     Vendor shall not offer to VHA Members and Affiliates or HPPI Members other services and/or products in conjunction with the Services covered by this Agreement under terms and conditions such that VHA Members and Affiliates or HPPI Members have no real economic choice except to purchase Services with such other services and/or products on a bundled basis, without the prior written notice to VHA.

     Section 2.  Prompt Performance.  Vendor agrees to promptly perform Services
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ordered under this Agreement by the VHA Members and Affiliates or HPPI Members
in accordance with any schedule agreed to between Vendor and the VHA Member or Affiliate or HPPI Member.

     Section 3.  Billing by and Payment to Vendor.  Vendor agrees to direct its
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invoices for Services ordered under this Agreement to the VHA Members and
Affiliates or HPPI Members. Payment terms shall be no less favorable than net by first of the month services are to be provided, with one and one-half percent, or maximum allowable rate whichever is less, penalty after the tenth of the month; however, Vendor and any VHA Member and Affiliate or HPPI Member may mutually agree to other payment terms.

     Section 4.  Term and Duration.  Subject to the termination provisions
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contained in Section 5, this Agreement shall remain in full force and effect from December 1, 1996, through Dec ember 1, 1999.

     Section 5.  Termination.  Notwithstanding anything to the contrary
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contained in this Agreement, this Agreement may be terminated by either  party at any time, at will, and without cause or further liability upon not less than ninety (90) days prior written notice to the other party.

     Section 6.  Business Review Meeting.  The parties agree to meet, at the
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request of either party, no less frequently than once in any ninety (90) day period during the term of this Agreement to discuss the progress and performance of this Agreement.
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     Section 7.  Favored Customer Pricing.  Notwithstanding anything to the
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contrary contained in this Agreement, the price for each Service under this
Agreement will be no worse than the lowest price charged by Vendor during the term of this Agreement for such Service or any service which is substantially similar to such Service.

     Section 8.  Compliance with Laws.  Vendor represents, warrants and
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guarantees that all Services performed under this Agreement are, as of the date of such performance, in compliance with all federal, state and local laws, statutes, ordinances, rules, regulations and orders.

     Section 9.  Books and Records, Audit.  Vendor agrees to keep, maintain and
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preserve complete, current and accurate books, records and accounts of the transactions contemplated by this Agreement and such additional books, records and accounts related to VHA Members and Affiliates and/or HPPI Members business as are necessary to establish and verify Vendor's compliance under this Agreement. All such books, records and accounts shall be available for inspection and audit by VHA and its authorized representatives at any time during the term of this Agreement and for two (2) years thereafter, but no more frequently than twice in any consecutive twelve (12) month period and only during reasonable business hours and upon reasonable notice. The exercise by VHA of the right to inspect and audit books and records related to VHA Members and Affiliates and/or HPPI Members business is without prejudice to any other or additional rights or remedies of either party.

     Section 10.  Indemnity and Insurance.  Vendor agrees to protect, defend,
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indemnify and to hold VHA, VHA Members and Affiliates and HPPI Members and their respective subsidiaries, affiliates, directors, officers and employees ("Indemnitees") harmless from any loss, liability, damage, cost or expense (including attorneys' fees and other expenses of litigation) because of (i) personal/bodily injury, including death at any time resulting therefrom, or damage to property, including loss of use thereof and downtime, caused by any Service, act or omission by Vendor, or any of its employees, agents, or subcontractors or (ii) any material misrepresentation, breach of warranty or covenant or other breach or default by Vendor under this Agreement; provided, however, that Vendor shall not be obligated under this Agreement to defend, indemnify or hold harmless any Indemnitee from any such loss, liability, damage, cost or expense which results solely from that Indemnitee's misconduct or negligence. Without limiting the generality of the preceding sentence, Vendor agrees to obtain and maintain, at its own expense, commercial general liability insurance including blanket contractual liability coverage with minimum limits of $2,000,000 per occurrence and $5,000,000 annual aggregate. Such insurance shall include all Indemnitees as additional insureds. Within thirty (30) days from the date of this Agreement, Vendor shall submit to VHA a certificate of insurance attested by a duly authorized representative of the insurance carrier or carriers, evidencing that the insurance required is in force and in effect and that such insurance will not be canceled or materially changed without giving VHA at least thirty (30) days prior written notice.

     Furthermore, Vendor shall defend, indemnify and hold harmless Indemnitees from and against any liability, damage, cost or expense arising out of any claim of patent, trademark or copyright infringement made with respect to any Service.

     VHA agrees to protect, defend, indemnify and to hold Transcend Services, Inc. and its subsidiaries, affiliates, directors, officers and employees (Indemnities") harmless from any loss, liability, damage, cost or expense (including reasonable attorneys' fees and other reasonable expenses of litigation) arising out of or resulting from any statements, claims, representations or warranties made by VHA, its employees or agents, to and reasonably relied upon by VHA Members and Affiliates and HPPI Members about Transcend Services. The indemnification set forth in this Section is conditioned upon: i) Indemnities providing VHA with prompt written notice of any claim of indemnification hereunder; and ii) the Indemnities providing reasonable assistance and cooperation to enable VHA to defend the action to claim hereunder.

     Section 11.  Deletion.  Notwithstanding anything to the contrary contained
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in this Agreement, VHA may delete any one or more of the Services from this
Agreement at any time, at will and without cause upon not less than sixty (60) days prior written notice to Vendor.

     Section 12.  Independent Contractor.  None of the provisions of this
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Agreement is intended to create, nor shall any provision in this Agreement be deemed or construed to create, any relationship between Vendor and VHA other than that of independent entities contracting with each other under this
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Agreement solely for the purpose of effecting the provisions of this Agreement.
Neither of the parties, nor any of their employees, shall be construed to be the agent, the employer or representative of the other.

     Section 13.  Health Care Provider Consideration.  Vendor agrees to provide
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notice and give equal consideration to VHA Members and Affiliates for the delivery of health care services to Vendor's employees and their dependents directly or through Vendor's contracting mechanism or insurer. The final decision for the delivery of health care services to Vendor employees remains that of Vendor.

     The parties have caused this Agreement to be executed and delivered by their respective authorized representatives as stated at the beginning of this Agreement.
                                       VHA Inc.
                                       ("VHA")


                                       By: /s/ Dwight Winstead
                                           ------------------------------------
                                           Dwight Winstead
                                           Executive Vice President


                                           /s/ G. Scott Dillon       ("Vendor")
                                           -------------------------
                                           Transcend Services

                                       By:
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                                           Authorized Representative